Exhibit 10.1

THIS SENIOR UNSECURED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

HEALTHCARE TRUST, INC.

SENIOR UNSECURED PROMISSORY NOTE

No. 1	Date of Issuance
$30,266,668.44	September 27, 2024

FOR VALUE RECEIVED, Healthcare Trust, Inc., a Maryland corporation (the “Issuer”), hereby promises to pay to AR Global Investments, LLC, a Delaware limited liability company (the “Lender”), the principal sum of $30,266,668.44 (subject to adjustment pursuant to the Merger Agreement (as defined herein)), together with all accrued and unpaid interest on the unpaid principal balance of this Senior Unsecured Promissory Note (this “Note”) (as adjusted herein) in the manner and subject to the terms and conditions provided below.

This Note is executed and delivered pursuant to and in accordance with the terms of that certain Merger Agreement, dated as of August 6, 2024, by and among the Issuer, the Lender, HTI Merger Sub, LLC, a Delaware limited liability company and Healthcare Trust Advisors, LLC, a Delaware limited liability company (the “Merger Agreement”), and is subject to the terms and conditions thereof, which are incorporated herein and made a part hereof.

1.            Definitions. As used in this Note, the following terms shall have the meaning set forth below:

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Lender Partners” has the meaning set forth in Section 9.15.

“Applicable Margin” means (a) until January 1, 2025, 1.25% or (b) on or after January 1, 2025, 3.25%.

“Available Cash” has the meaning set forth in the Merger Agreement.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York.

“Change of Control Transaction” means (a) any acquisition, sale, merger, consolidation, reorganization, recapitalization, tender or exchange offer, business combination transaction or any other transaction or series of related transactions involving the Issuer as a result of which the equityholders of the Issuer as of immediately prior to such transaction own, directly or indirectly, equity securities representing less than fifty percent (50%) of the outstanding equity securities of the Issuer or (b) the sale, transfer or other disposition of all or substantially all of the assets of the Issuer and its subsidiaries, taken as a whole, to one or more persons who are not Affiliates of the Issuer as of immediately prior to such transaction.

“Claims” has the meaning set forth in Section 9.15.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Daily SOFR” means a rate equal to the secured overnight financing rate as determined by the SOFR Administrator.

“Event of Default” has the meaning set forth in Section 5.1.

“Governmental Entity” has the meaning set forth in the Merger Agreement.

“Indemnification Obligations” has the meaning set forth in Section 2.

“Indemnified Liabilities” has the meaning set forth in Section 9.15.

“Interest Rate” means the sum of Term SOFR plus the Applicable Margin.

“IPO” means any (a) underwritten initial public offering by Issuer of capital stock pursuant to an effective registration statement under the Act and pursuant to which the capital stock of the Issuer will be listed on a National Securities Exchange, (b) a direct listing of the equity securities of the Issuer or any of its subsidiaries on any National Securities Exchange or (c) a SPAC Business Combination; provided, that, an IPO shall not include an offering made in connection with a business acquisition or combination pursuant to a registration statement on Form S-4 or any similar form, or an employee benefit plan pursuant to a registration statement on Form S-8 or any similar form.

“Issuer” has the meaning set forth in the preamble.

“Lender” has the meaning set forth in the preamble.

“Maturity Date” has the meaning set forth in Section 3.

“Merger Agreement” has the meaning set forth in the preamble.

“Note” has the meaning set forth in the preamble.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“SIFMA” means the Securities Industry and Financial Markets Association (or any successor thereto).

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SPAC Business Combination” means a business combination, merger or similar transaction of Issuer or any subsidiary of Issuer with a “special purpose acquisition company” in which the equity securities of such entity or its successor are listed on any national securities exchange (in each case, excluding over-the-counter market of or Affiliate with any national securities exchange).

“Subordinated Loans” has the meaning set forth in Section 2.

“Term SOFR” means, with respect to any payment date, the Term SOFR Reference Rate on such payment date, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any payment date the Term SOFR Reference Rate has not been published by the Term SOFR Administrator, then Term SOFR with respect to such payment date shall be the Term SOFR Reference Rate as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the Term SOFR Administrator.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Lender in its reasonable discretion).

“Term SOFR Reference Rate” means the rate per annum of a one-month forward-looking term rate based on Daily SOFR that is published by the Term SOFR Administrator.

“U.S. Government Securities Business Day” means any day, other than: (a) a Saturday or a Sunday; or (b) any day on which SIFMA recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

2.            Payments; Ranking of the Note. Except as otherwise provided herein, all payments under this Note shall be made to the account that the Lender shall from time to time designate to the Issuer for such purpose. If any amounts under this Note become due and payable on a day that is not a Business Day, such amounts shall be paid on the next succeeding Business Day and interest shall continue to accrue until such amounts have been paid. All payments by the Issuer under this Note shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by applicable law. This Note shall rank senior in right of payment to all of the Issuer’s other existing and future indebtedness for borrowed money (collectively, “Subordinated Loans”) and all of the Issuer’s existing of future reimbursement or indemnification obligations related to bonds or similar surely obligations issued at the Issuer’s request (collectively, “Indemnification Obligations”). Issuer agrees to execute and deliver from time to time, any documents, instruments or agreements requested by Lender in order to confirm the ranking of this Note to any Subordinated Loan or Indemnification Obligation.

3.            Principal Payments.

3.1            The principal amount of this Note (and all interest accrued under this Note and not paid), to the extent not previously repaid (including pursuant to Section 3.2 or Section 6) shall be due and payable in cash or other immediately available funds on the earlier of (i) June 28, 2025 (the “Maturity Date”) and (ii) the occurrence of an event constituting an Event of Default.

3.2            Issuer shall pay (or shall cause an Affiliate of Issuer to pay) monthly payments commencing on January 2, 2025 and thereafter on the last Business Day of each month (including the last Business Date of January 2025), to the extent of Issuer’s Available Cash existing on such payment date, and all such payments shall be treated as prepayments of the Note (and thereby reduce the unpaid principal amount due hereunder) pursuant to Section 6.

4.            Interest Payments.

4.1            Subject to Section 4.2 of this Note, the Issuer agrees that this Note shall bear interest on the outstanding principal amount thereof from and after the date of this Note at a rate per annum equal to the Interest Rate. The Issuer shall pay accrued interest on the unpaid balance of this Note monthly in arrears on the last Business Day of each month. All interest payable under this Note shall be paid in cash. Interest on this Note shall accrue from the date of this Note until repayment of the principal and payment of all accrued and unpaid interest in full. Interest shall be computed on the basis of a 360-day year and the number of actual days elapsed.

4.2            Upon the occurrence and during the continuance of an Event of Default under Section 5.1 of this Note, the principal balance of this Note shall bear interest at a rate equal to the amount set forth in Section 4.1 of this Note plus 2.50% per annum until such Event of Default is cured or waived. All such default interest shall be paid in cash.

4.3            In no event shall interest payable by the Issuer hereunder exceed the maximum rate permitted under applicable law, and if any such provision of this Note is in contravention of any such law, such provision shall be deemed modified to limit such interest to the maximum rate permitted under such law.

4.4            For the avoidance of doubt, all payments pursuant to this Section 4 must be made in accordance with this Section 4 and are not subject to any testing of Available Cash.

5.            Defaults and Remedies.

5.1            Events of Default. Upon the occurrence of an Event of Default (as defined below), at the election and upon the declaration of the Lender (or automatically without any action of Lender if such Event of Default occurs pursuant to clauses (b) or (c) of this Section 5.1), the entire unpaid principal and accrued interest on this Note at the time of such Event of Default shall, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, be immediately due and payable. The following events shall be considered events of default with respect to this Note (individually, an “Event of Default” and collectively, “Events of Default”):

(a)            If the Issuer fails to pay any of the principal, interest or any other amounts payable under this Note within five (5) days after such amounts are due and payable;

(b)            If the Issuer files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or seeks the appointment of a custodian, receiver, trustee (or other similar official) of the Issuer or all or any substantial portion of the Issuer’s assets, or makes any assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing, or fails to generally pay its debts as they become due;

(c)            If an involuntary petition is filed, or any proceeding or case is commenced, against the Issuer (unless such proceeding or case is dismissed or discharged within sixty (60) days of the filing or commencement thereof) under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, liquidation or moratorium statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is applied or appointed for the Issuer or to take possession, custody or control of any property of the Issuer, or an order for relief is entered against the Issuer in any of the foregoing; or

(d)            If there is a Change of Control Transaction or an IPO.

5.2            Remedies. Upon the occurrence and during the continuation of an Event of Default, the Lender shall have then, or at any time thereafter, all of the rights and remedies afforded to creditors generally by the applicable federal Laws and/or the Laws of the State of Delaware at law, in equity or otherwise.

6.            Pre-payment. This Note cannot be prepaid, in whole or in part, prior to January 2, 2025 without the prior written consent of the Lender. Thereafter, this Note may be prepaid, in whole or in part, prior to the Maturity Date without the prior written consent of the Lender without any pre-payment penalties, and interest will no longer continue to accrue on any prepaid principal amounts from and including such date of pre-payment.

7.            Covenants. Until repayment of the principal and payment of all accrued and unpaid interest in full under this Note, Issuer shall not and shall cause its Affiliates to not: (a) acquire any property, plant, equipment or other material assets in excess of $250,000, other than the vacant land parcel located in Sparta, Illinois; (b) reserve for, declare, make or pay any dividends or distributions to any direct or indirect equityholder of the Issuer (other than dividends and distributions to holders of preferred equity of the Issuer and its Affiliates); or (c) enter into any transaction with any direct or indirect equityholder of the Issuer or its or their Affiliates.

8.            Transfers. This Note may be transferred only in compliance with applicable federal and state securities laws and only upon surrender of the original of this Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form reasonably satisfactory to the Lender. Thereupon, a new promissory note for like principal amount (or a portion thereof) and interest will be issued to, and registered in the name of, the transferee. Subject to the terms and conditions set forth herein, interest and principal are payable only to the registered holder of this Note. Notwithstanding the foregoing, the Lender and the Issuer hereby acknowledge and agree that neither this Note nor any portion hereof or interest herein may be transferred, except that this Note or any portion hereof or any interest herein may be transferred by the Lender to any Affiliate of the Lender.

9.            Miscellaneous.

9.1            Representations and Warranties of Issuer.

(a)            The Lender represents and warrants to the Issuer that:

i.	The Lender is an “accredited investor” as defined in Rule 501(a) under the Act.

ii.	No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Act (a “Disqualification Event”) is applicable to the Lender or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Note, “Rule 506(d) Related Party” shall mean any individual, corporation, partnership, trust, limited liability company, association or other entity that is a beneficial owner of the Lender’s securities for purposes of Rule 506(d) of the Act.

(b)            The Issuer represents and warrants to the Lender that:

i.	The Issuer is a corporation duly formed, validly existing and in good standing under the laws of the State of Maryland, has all requisite power and authority to conduct its business as now conducted or presently contemplated and to make the borrowings evidenced by this Note.

ii.	This Note has been duly authorized by all necessary corporate action on the part of Issuer and constitutes a legal, valid and binding obligation of Issuer enforceable against Issuer in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

iii.	The execution, delivery and performance by Issuer of this Note will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any lien in respect of any property of such party under, any indenture, mortgage, deed of trust, loan, credit agreement, limited liability company agreement, corporate charter or by-laws, or any other material agreement, lease or instrument to which Issuer is bound or by which Issuer or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Entity applicable to Issuer or (iii) violate any provision of any statute or other rule or regulation of any Governmental Entity applicable to Issuer, except, solely with respect to clauses (ii) and (iii) above, where the failure to be in compliance with any of the foregoing could not reasonably be expected to result in a material adverse effect on the business, assets, property or condition, financial or otherwise, of Issuer.

iv.	Immediately after the making of the loan hereunder, the Issuer is solvent.

v.	No Disqualification Event is applicable to the Issuer or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

9.2            Governing Law; Jurisdiction and Venue; Waiver of Jury Trial. This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to choice or conflict of law principles of that or any other jurisdiction that would result in the application of the laws of any other jurisdiction. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of, and venue in, the state courts located in the State of New York (or in the event of exclusive federal jurisdiction, the federal courts located in the Borough of Manhattan, New York, New York), in connection with any matter based upon or arising out of this Note or the matters contemplated herein, and agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such persons or entities. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding (whether in contract, tort or otherwise) arising out of or related to this Note.

9.3            Successors and Assigns. This Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Note is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note. Notwithstanding the foregoing, any transfer of this Note by the Issuer may be effected only in accordance with the provisions of this Note and the prior written consent of the Lender. The Lender shall be permitted to transfer or assign this Note to any commonly-controlled affiliate at its discretion upon its surrender to the Issuer for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form reasonably satisfactory to the Issuer. Thereupon, a new Note for the same principal amount and interest shall be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note. The Lender and any subsequent holder of this Note receives this Note subject to the foregoing terms and conditions, as well as all other terms and conditions contained in this Note, and agrees to comply with all such terms and conditions.

9.4            Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

9.5            Entire Agreement; Amendments and Waivers. This Note constitutes the full and entire understanding and agreement between the parties hereto with regard to the subject matter hereof. The terms and provisions of this Note may be modified or amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Issuer and the Lender.

9.6            Delay or Omission; Waiver of Presentment. No delay or omission on the part of the Lender in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Lender, nor shall any delay, omission or waiver on any one (1) occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Issuer and every endorser or guarantor of this Note, regardless of the time, order or place of signing, hereby waives presentment, demand, protest and notices of every kind (including, without limitation, notices of dishonor) and assents to any permitted extension of the time of payment and to the addition or release of any other party primarily or secondarily liable hereunder.

9.7            No Rights as Equityholder, Member or Partner. Lender shall not, solely by virtue of this Note, have or exercise any rights as an equityholder, member or partner of the Issuer.

9.8            Severability. If any provision of this Note is held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

9.9            Expenses. The Issuer shall pay all fees, expenses and disbursements with respect to this Note. Notwithstanding the foregoing, if any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

9.10          Counterparts. This Note may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one (1) instrument.

9.11          Electronic Signatures. Any signature page delivered electronically (including, without limitation, transmission by .pdf) shall be binding to the same extent as an original signature page.

9.12          No Usury. This Note is hereby expressly limited so that in no event whatsoever, whether by reason of deferment or advancement of loan proceeds, acceleration of maturity of the loan evidenced hereby, or otherwise, shall the amount paid or agreed to be paid to the Lender hereunder for the loan, use, forbearance or detention of money exceed the maximum interest rate permitted by the laws of the State of New York and the State of Delaware, to the extent such laws are applicable to this Note. If at any time the performance of any provision hereof involves a payment exceeding the limit of the price that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Issuer and the Lender that all payments under this Note be credited first to interest as permitted by law, but not in excess of (a) the agreed rate of interest set forth herein or (b) that permitted by applicable law, whichever is the lesser, and the balance toward the reduction of principal. The provisions of this Section 9.12 shall never be superseded or waived and shall control every other provision of this Note.

9.13          Notice. All notices required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by electronic mail or otherwise delivered by hand or by messenger addressed: (a) if to the Lender, at the address of such Lender set forth below (including any electronic mail (e-mail) address) or at such other address (including any electronic mail (e-mail) address) as Lender will have furnished to the Issuer in writing as the address to which notices are to be sent hereunder and (b) if to the Issuer to it at:

Healthcare Trust, Inc.
222 Bellevue Avenue
Newport, RI 02840
Attention: Chief Executive Officer
Email: manderson@ar-global.com

With a copy to, which shall not constitute notice:

Greenberg Traurig, LLP
One Vanderbilt Avenue
New York, NY 11017
Attn: Joseph Herz
Email: herzj@gtlaw.com

All communications to the Lender shall be sent to the Lender’s address or such other contact information as set forth beneath its signature attached hereto.

Such communications must be sent to the respective parties at the addresses indicated herein (or at such other address or contact information as the relevant recipient may designate pursuant to the provisions of this Section 9.13). Each such notice or other communication shall for all purposes of this Note be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if sent by electronic mail, when sent to the electronic mail address set forth above or on file with the Issuer, as applicable. In the event of any conflict between the Issuer’s books and records and this Note or any notice delivered hereunder, the Issuer’s books and records will control absent fraud or manifest error.

9.14          Indemnification.

(a)            The Issuer shall pay, indemnify and hold the Lender and each of its past, present, and future servants, representatives, employees, affiliates, members, partners, predecessors, principals, administrators, trustees, successors, and assigns (collectively, “Affiliated Lender Parties”) harmless from and against any and all liabilities, obligations, claims, proceedings, decrees, losses, damages, penalties, actions, judgments, suits, costs, reasonable and documented out-of-pocket expenses (including reasonable and documented attorneys’ fees and expenses) and disbursements of any kind or nature whatsoever arising out of, in connection with, or in any way relating to any conduct, act, omission, transaction or occurrence taken (or omitted to be taken) or occurring at any time under, pursuant or otherwise in relation to the powers granted by this Note, together with all claims, demands, obligations, suits, damages, levies, executions, judgments, debts, charges, actions, or causes of action, at law or in equity, whether arising by statute, common law, or otherwise, both direct and indirect, of whatever kind or nature, whether known or unknown (“Claims”) arising as a result thereof (including in connection with any Claim brought by the Issuer) (collectively, “Indemnified Liabilities”); provided that the Issuer shall have no obligation hereunder to the Affiliated Lender Parties with respect to Indemnified Liabilities arising from the willful misconduct, gross negligence or bad faith of the Affiliated Lender Parties.

(b)            An Affiliated Lender Party shall, promptly after the receipt of notice of the commencement of any third party action or other proceeding against such Affiliated Lender Party in respect of an Indemnified Liability, notify the Issuer in writing of the commencement thereof; but the omission to so notify the Issuer shall not relieve the Issuer from any liability which it may have to such Affiliated Lender Party unless the Issuer has been materially prejudiced thereby. If an Affiliated Lender Party is entitled to indemnification under this Note with respect to any Indemnified Liability claim brought by a third party, the Issuer initially shall be entitled to assume and control the defense of such claim with counsel selected by the Issuer and reasonably satisfactory to such Affiliated Lender Party. Upon assumption and control by the Issuer of the defense of any such Indemnified Liability claim, the Affiliated Lender Party shall have the right to participate in such claim and to retain its own counsel, but the Issuer shall not be liable for any legal expenses of other counsel subsequently incurred by the Affiliated Lender Party in connection with the defense thereof, unless (i) the Issuer has agreed to pay such fees and expenses, (ii) in the reasonable opinion of counsel to such Affiliated Lender Party, there are or may be legal defenses available to such Affiliated Lender Party that are different from or additional to those available to the Issuer or (iii) in the reasonable opinion of counsel to such Affiliated Lender Party, any conflict or potential conflict exists between the Issuer and such Affiliated Lender Party that would make such separate representation advisable. The Issuer shall not consent to the terms of any compromise or settlement of any Indemnified Liability claim defended by the Issuer in accordance with the foregoing without the prior consent of the Affiliated Lender Party, which consent shall not be (i) unreasonably withheld, conditioned or delayed and (ii) required if such compromise or settlement imposes no liability or obligation on the Affiliated Lender Party.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Senior Unsecured Promissory Note as of the date set forth above.

ISSUER:

Healthcare trust, inc.

By:	/s/ Michael Anderson
Name:	Michael Anderson
Title:	Chief Executive Officer

[Signature Page to Senior Unsecured Promissory Note]

LENDER:

AR GLOBAL INVESTMENTS, LLC

By:	/s/ Nicholas Schorsch
Name:	Nicholas Schorsch
Title:	Authorized Signatory

Address:

222 Bellevue Avenue
Newport, RI 02840
Attention: General Counsel
Email: legal@spectrumequity.com;
jeff@spectrumequity.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention: Jeffrey D. Marell, Megan Ward Spelman
E-mail: jmarell@paulweiss.com;
mspelman@paulweiss.com

[Signature Page to Senior Unsecured Promissory Note]